Exhibit 10.1

Amendment TO SECURITIES PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of February 6, 2026, is by and between AgEagle Aerial Systems Inc. (the “Company”), and the investors listed on the signature page attached hereto (each, an “Investor” and collectively, the “Investors”), and amends that certain Securities Purchase Agreement, dated as of November 5, 2025 (the “Purchase Agreement”), by and between the Company and the purchasers signatory thereto (the “Purchasers”).

WITNESSETH

Whereas, the Company and the Investors are party to the Purchase Agreement, pursuant to which the Company issued to the Investors shares of the Company’s G Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations for the Series G Convertible Preferred Stock (the “Certificate of Designations” and, together with the Purchase Agreement, the “Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.001 per share;

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the Purchase Agreement may be amended by a written instrument executed by the Company and the Purchasers which purchased at least 67% in interest of the Preferred Stock based on the initial subscription amounts thereunder;

WHEREAS, the Investors collectively purchased at least 67% in interest of the Preferred Stock based on the initial subscription amounts under the Purchase Agreement; and

Whereas, the Investors and the Company desire to amend certain provisions of the Purchase Agreement as set forth herein.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Amendment. Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Following the receipt by the Company of the Stockholder Approval, at any time and from time to time until the earlier of (i) 13-month anniversary of the Company’s receipt of Stockholder Approval or (ii) with respect to each Purchaser, such date on which such Purchaser purchases the entirety of its pro rata portion of its aggregate Additional Subscription Amount, the Purchasers (pro rata by initial Subscription Amounts) shall each, severally and not jointly, have the right to purchase Additional Preferred Shares from the Company, in such amounts elected from time to time by the Purchasers, provided that each Purchaser shall purchase such Additional Preferred Shares in a minimum amount of $2,000,000 of aggregate Stated Value of the Additional Preferred Shares at each Additional Closing, up to a total aggregate additional Stated Value of Additional Preferred Shares equal to $88,000,000 (in addition to the $12,000,000 of aggregate Stated Value of the Initial Preferred Shares) (the amount subscribed for at each Additional Closing, the “Additional Subscription Amount”). The parties acknowledge and agree that the expectation is for the Purchasers to purchase an aggregate of $10,000,000 of aggregate Stated Value of the Additional Preferred Shares on each Additional Closing Date and the parties shall work together in good faith towards the Purchasers’ subscription for such Additional Preferred Shares pursuant to the terms herein; provided, that, the foregoing shall not constitute a binding obligation by the Purchasers to purchase any Additional Preferred Shares. Each Purchaser shall give the Company prior written notice of its intention to purchase Additional Preferred Shares. Upon each issuance of the Additional Preferred Shares, the Conversion Price of the Preferred Stock shall be reduced to equal the lower of (i) the Conversion Price on the Trading Day immediately prior to the issuance of such Additional Preferred Shares, and (ii) 25% of the “Minimum Price” (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the Trading Day immediately prior to the issuance of such Additional Preferred Shares, provided that, the Conversion Price shall not be less than $1.00, subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the date hereof (the “Floor Price Condition”); provided further that, the Company may waive, in its sole discretion, the Floor Price Condition. Each subsequent Additional Closing shall otherwise be subject to the satisfaction or waiver of the conditions set forth in Sections 2.4 and 2.6.

2.	Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4.	Terms and Conditions of the Transaction Documents. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Company:

AgEagle Aerial Systems Inc.

By:	/s/ Alison Burgett
Name:	Alison Burgett
Title:	Chief Financial Officer

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Name of Investor: Alpha Capital Anstalt

By:	/s/ Nicola Feuerstein
Name of signatory: Nicola Feuerstein
Title:	Director

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Name of Investor: SEG Opportunity Fund, LLC

By:	/s/ Joseph Reda
Name of signatory: Joseph Reda
Title:	Manager